UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2015

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant’s telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2015, Public Service Enterprise Group Incorporated (PSEG) elected Mr. Willie A. Deese to its Board of Directors, effective February 16, 2016, for a term ending at the 2016 Annual Meeting of Stockholders. Mr. Deese has not been appointed to any committees at this time.

Mr. Deese has been Executive Vice President of Merck & Co. Inc. since January 2008 and has served as President of Merck Manufacturing Division since May 2005. He joined Merck & Co. in 2004 as Senior Vice President of Global Procurement.

Mr. Deese also serves as a Director of DENTSPLY International Inc., a dental equipment and supplies manufacturing company, and CDK Global, Inc., a provider of integrated technology solutions for automotive and heavy equipment dealerships.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 15, 2015, the Board of Directors of PSEG approved, effective on that date, amendments to the By-Laws of PSEG to adopt a proxy access by-law that will allow PSEG to include in its proxy materials candidates nominated by a shareholder pursuant to certain conditions set forth within the By-Laws amended as of December 15, 2015.

Item 9.01 Financial Statements and Exhibits

Exhibit 99. Press Release dated December 16, 2015

Exhibit 99.1. By-Laws of Public Service Enterprise Group Incorporated, as in effect December 15, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By:	/s/ Stuart J. Black
Stuart J. Black
Vice President and Controller
(Principal Accounting Officer)

Date: December 16, 2015

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